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                                    Exhibit 1
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                  AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of the __rd day of October, 1996, by and among American Phoenix Group, Inc., a Delaware corporation (the "COMPANY"), TETHERLESS ACCESS ASIA LTD., an Australian corporation ("TAAL"), and the TAAL shareholders listed in Annex 1 hereto (each being referred to herein as a "SHAREHOLDER," collectively as the "SHAREHOLDERS" and, collectively with TAAL, the "SELLER").

                                 R E C I T A L S

         A. Shareholders own an aggregate of 88,357,591 ordinary shares of TAAL constituting all of the issued and outstanding capital stock of TAAL (the "TAAL SHARES").

         B. The Company desires to acquire all of the TAAL Shares, and the Shareholders desire to exchange all of the TAAL Shares for voting shares of Common Stock, $0.001 par value, of the Company in a transaction that qualifies as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1954, as amended.

                                A G R E E M E N T

         NOW THEREFORE, the parties agree as follows:

                                       1.
                             EXCHANGE OF THE SHARES

         1.1. Shares Being Exchanged. Subject to the terms and conditions of this Agreement, at the Closing as provided for in Article 2 hereof (the "CLOSING"), each Shareholder shall sell, assign, transfer and deliver to the Company the number of TAAL Shares set forth opposite the name of such Shareholder on Annex 1 hereto.

         1.2. Consideration. Subject to the terms and conditions of this Agreement, and in consideration of the sale, assignment and delivery of the TAAL Shares to the Company, at the Closing the Company shall issue and deliver to the Shareholders an aggregate of Four Million (4,000,000) shares of the Company's Common Stock, $0.001 par value ("TAAL COMMON STOCK") and an aggregate of Eight Million (8,000,000) shares of the Company's Preferred Stock (sometimes referred to below as the "PREFERRED STOCK" and, collectively with the TAAL Common Stock to be issued hereunder, the "COMPANY SHARES"), as follows:


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         (a)      Series A Preferred. Two Million (2,000,000) shares of Series A
             Preferred Stock, automatically convertible into Six Million (6,000,000) shares of Common Stock at six (6) months after the Closing conferring voting rights together with Common Stock on an as-converted basis.

         (b) Series B Preferred. Two Million (2,000,000) shares of Series B Preferred Stock, automatically convertible into Six Million (6,000,000) shares of Common Stock at twenty-four (24 months after the Closing conferring voting rights together with common stock on an as-converted basis.

         (c) Series C Preferred. Two Million (2,000,000) shares of Series C Preferred Stock, automatically convertible into Six Million (6,000,000) shares of Common Stock at thirty-six (36) months after the Closing conferring voting rights together with common stock on an as-converted basis.

         (d) Series D Preferred. Two Million (2,000,000) shares of Series D Preferred Stock, automatically convertible into Six Million (6,000,000) shares of Common Stock at forty-eight (48) months after the Closing conferring voting rights together with common stock on an as-converted basis.

             Each Shareholder shall receive the number of Company Shares set forth opposite the name of such Shareholder on Annex 1 hereto. The Preferred Stock shall have the rights and preferences as set forth in the Certificate of Designation attached as Schedule 1.6 (the "CERTIFICATE OF DESIGNATION").

         1.3. Certain Adjustments. The number of Company Shares to be issued pursuant to Section 1.2(a) through (d) presumes that the Company effects a 2:1 reverse split of its outstanding capital stock at or following the Closing as provided in Section 6.2 hereof and that the number of issued and outstanding shares of Common Stock, Preferred Stock, options, warrants and other securities of the Company as of the Closing is as set forth in Section 5.2 hereof. Accordingly, in addition to any adjustments as provided in Section 6.2, the number of shares of Preferred Stock and the conversion ratio of the Preferred Stock (as set forth in the Certificate of Designation) shall be adjusted proportionately and amended, as applicable if and to the extent the Company has not effected this reverse split or the ratio of the reverse split is not as anticipated herein at or prior to conversion of the Preferred Stock.

         1.4. Appointment of New Board of Directors. Following the Closing, the TAAL Shareholders may elect up to a majority of the Company's Board of Directors, upon and subject

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to the applicable provisions of the Delaware General Corporation Law, Section 14
of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and the NASD Bylaws.

                                       2.
                                     CLOSING

         2.1. Time and Place. The Closing of the exchange provided for herein shall occur at the offices of the Company, 5 Park Plaza, Suite 1260, Irvine, California 92714, on such date as may be agreed by the parties within thirty
(30) days of execution of this Agreement.

         2.2. Deliveries by the Shareholders. At the Closing, the Shareholders are delivering to the Company (unless previously delivered) the following:

         (a) Certificates representing the TAAL Shares, duly indorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of TAAL.

         (b)      The Investment Letters referred to in Section 3.3 hereof.

         (c) Certificates executed by each Shareholder confirming the continued accuracy and completeness of each of the representations and warranties made by the Shareholders herein.

         2.3. Deliveries by TAAL. At the Closing, TAAL is delivering to the Company (unless previously delivered) the following:

         (a) The stock books, stock ledgers, minute books and corporate seal of TAAL (all books and records of TAAL being located in TAAL's corporate offices).

         (b) Certificates of Good Standing or equivalent of TAAL from the proper territorial authority in Australia dated as of the most recent practicable date.

         (c) Certified resolutions of TAAL's Board of Directors authorizing the execution and delivery of this Agreement and the performance by TAAL of its obligations hereunder.

         (d) Certificates executed by TAAL's Chief Financial Officer confirming the continued accuracy and completeness of each of TAAL's representations and warranties made herein.


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         (e)      The legal opinion(s) of TAAL's legal counsel substantially in the form attached hereto as Schedule 2.3(e).

         2.4. Deliveries by the Company. At the Closing, the Company is delivering to the Shareholders (unless previously delivered) the following:

         (a) Certificates representing the Company Shares issued in the names of the Shareholders in accordance with Section 1.2 hereof.

         (b) Certified resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder.

         (c) A Certificate of Good Standing of the Company from the Delaware Secretary of State dated as of the most recent practicable date.

         (d) The legal opinion of The Company's legal counsel substantially in the form attached hereto as Schedule 2.4(d).

         (e) Resignations of each member of the Company's Board of Directors other than Patrick N. Di Carlo.

         2.5. Certain Conditions to Closing. The Closing is subject to the following additional terms and conditions, which may be waived wholly or in part by TAAL [in the case of subsections (a) through (e)] or the Company [in the case of subsections (e) through (h)], as the case may be, in its sole discretion:

         (a) TAAL shall be reasonably assured of the continued inclusion of the Company's securities in the Nasdaq interdealer quotation system.

         (b) The Company's sale or other disposition of its subsidiaries Marine Turbine Australia Pty. Ltd., Masling Industries Pty Ltd., and Tokan Holdings Inc.; and its interest in the note portfolio acquired from P.R. Finance & Investment Ltd. for not less than US$10 million in cash or cash equivalents.

         (c) TAAL's satisfaction of its due diligence investigation of the Company, including without limitation no facts that would lead TAAL to believe that the Company's contingent liabilities as set forth in Section 5.8 are likely to exceed Two Hundred and Fifty Thousand Dollars ($250,000).


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         (d)      Each of the representations and warranties of the Company set forth in Article 5 below shall be true and correct in all material respects as of the Closing.

         (e) Each of TAAL, the TAAL Shareholders and the Company shall have approved any Schedules to this Agreement that have been completed or amended after execution of this Agreement.

         (f)      The Company's satisfaction of its due diligence investigation
              TAAL.

         (g) Each of the representations and warranties of TAAL and the TAAL Shareholders set forth in Articles 3 and 4 below shall be true and correct in all material respects as of the Closing.

         (h) Any ordinary shares or options, warrants or other agreements to acquire or sell securities of TAAL which are currently outstanding other than the TAAL Shares shall have been relinquished, canceled or renegotiated with the Company and to its reasonable satisfaction.

         (i)

                                       3.

  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS REGARDING THE TAAL SHARES

         The Shareholders, severally and not jointly, hereby represent and warrant to the Company as follows:

         3.1. Title to the TAAL Shares. Each Shareholder is the sole owner of, and is transferring to the Company at the Closing, good, valid, and marketable title to the number of TAAL Shares set forth opposite the name of such Shareholder on Annex 1 hereto, free and clear of all liens, claims, options, charges, and encumbrances whatsoever. The Shareholders are the owners of all of the issued and outstanding shares of TAAL capital stock, free of any liens, claims, encumbrances, charges and agreements (including without limitation voting, voting trust or similar agreements or instruments) of any person. There are no outstanding options, warrants, rights, subscriptions, or other agreements to sell, transfer, assign, mortgage or otherwise dispose of any of the TAAL Shares of the respective Shareholders or any of TAAL's capital stock.

         3.2. Valid and Binding Agreement. As to each Shareholder, this Agreement constitutes the valid and binding agreement of such Shareholder, enforceable in accordance with


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its terms, and, as to each Shareholder, neither the execution and delivery of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby (a) violates or will violate, to the knowledge of such Shareholder, any statute or law, or any rule, regulation, or order of any court or governmental authority, or (b) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound.

         3.3. Acquisition of Company Shares for Investment. Each Shareholder represents and warrants to the Company that it is his present intention to acquire the Company Shares for investment and not with a view to the distribution or resale thereof, and is confirming such intention to the Company by delivery to the Company at the Closing an investment letter in the form of the Investment Letter attached as Schedule 3.3 hereto.

         3.4. Legend and Stop Transfer Instructions. Each Shareholder agrees that the Company may endorse on any certificate for the Company's Shares to be delivered to the Shareholder pursuant to this Agreement an appropriate legend referring to the provisions of the Investment Letter attached as Schedule 3.3 hereto, and that the Company may instruct its transfer agent not to transfer any Company Shares unless advised by the Company that such provisions have been complied with.


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                                       4.
                    REPRESENTATIONS AND WARRANTIES OF SELLER.

         Shareholders and TAAL, jointly and severally, each hereby represent and warrant to the Company as follows:

         4.1. Organization and Standing

         (a) TAAL is a corporation duly organized, validly existing, and in good standing under the laws of its territory of incorporation in Australia and has the corporate power and authority to carry on its business as presently conducted and to enter into and carry out the provisions of this Agreement. TAAL has taken steps to qualify to do business in California. Schedule 4.1(a) sets forth each jurisdiction in which TAAL currently conducts business or owns or leases properties.

         (b) The copies of TAAL's Articles of Incorporation, all amendments thereto, and of its bylaws, as amended to date, which have heretofore been delivered to the Company, are true and correct copies thereof as amended and in effect on the date hereof, as certified by TAAL's corporate secretary. All minutes of meetings of TAAL's Board of Directors and shareholders are contained in minute books of TAAL heretofore furnished to the Company for examination and being delivered to the Company at the Closing, and no minutes have been included in such minute books since such examination by the Company that have not also been furnished to the Company.

         (c) TAAL's share certificate book and transfer ledger are accurate and complete in all respects.


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         4.2. Capitalization.

         (a) The authorized capital stock of TAAL consists of 2 billion ordinary shares, no par value, of which 88,357,591 shares are outstanding, and no shares of preferred stock. All outstanding shares of stock of TAAL are duly authorized, validly issued, fully paid and nonassessable. The Shareholders are the record and beneficial owners of all of TAAL's outstanding ordinary shares.

         (b) Except for the TAAL Shares and as set forth on Schedule 4.2(b), there are no shares of capital stock or other securities of TAAL outstanding; there are no options, warrants, or rights to purchase or acquire any securities of TAAL; there are no shares held in treasury; no securities of TAAL are reserved for issuance for any purpose; and there are no contracts, commitments, agreements, or understandings that have not been fully performed, nor any arrangements or restrictions to which TAAL is a party or by which it is bound relating to any shares of capital stock or other securities of TAAL (including the TAAL Shares), whether or not outstanding.

         4.3. Subsidiaries and Affiliates. Except as set forth on Schedule 4.3,TAAL does not own any capital stock or other securities of any corporation or other business entity; does not control any other business entity; and has no direct or indirect interest in any business other than the business presently operated by it.

         4.4. Authority. TAAL has the requisite power and authority to enter into this Agreement, to carry out the transactions contemplated herein and to own or lease its properties and to conduct its business as now conducted. TAAL has taken all corporate action, including approval by its Board of Directors, necessary to authorize this Agreement and the execution and delivery hereof. All consents or approvals required to consummate the exchange of TAAL Shares for the Company Shares and related transactions hereunder have been obtained.

         4.5. Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of TAAL, enforceable in accordance with its terms.

         4.6. No Violation of Agreements. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby,
(a) violates or will violate, or conflicts with or will conflict with, or constitutes a default under and will constitute a default under the Articles of Incorporation or bylaws, as amended, of TAAL or any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which TAAL is a party or by which it is bound, or (b) will cause, or give any person grounds to cause (with


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or without notice, the passage of time, or both), the maturity of any liability or obligation of TAAL to be accelerated, or will increase any such liability or obligation.

         4.7. Financial Statements. TAAL has delivered to the Company copies of the unaudited balance sheets of TAAL for the two years ending June 30, 1995 and 1996 (the "TAAL FINANCIAL STATEMENTS"), and such financial statements are attached as Schedule 4.7 hereto. The TAAL Financial Statements are correct and complete, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, present fairly the consolidated financial condition of TAAL as of the dates of such balance sheets and the results of operations for the periods covered by such statements of operations, and are of such a character and quality that an unqualified audit of such financial statements may be performed within 60 days of the Closing, and shall be accompanied by a certificate of the Chief Financial Officer of TAAL to such effect.

         4.8. No Undisclosed Liabilities. Other than as described in Schedule
4.8 hereto, TAAL has no material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due, that are not reflected or reserved against in TAAL's consolidated balance sheet as of June 30, 1996 included in the TAAL Financial Statements attached as
Schedule 4.7 hereto.

         4.9. Absence of Material Changes. Since June 30, 1996, there has not been any material change in the condition (financial or otherwise) of the properties, assets, liabilities, or business of TAAL, except as disclosed in
Schedule 4.9 attached hereto. 4.10. Litigation. Except as set forth in Schedule

         4.10 hereto, there is no litigation, proceeding or investigation pending or to Seller's knowledge, after due inquiry, threatened against TAAL affecting any of its properties or assets, or, to Seller's knowledge, after due inquiry, against any officer, director, key employee or shareholder of TAAL that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of TAAL or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant thereto, nor, to Seller's knowledge, after due inquiry, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted and which would have a material adverse effect on TAAL. Neither TAAL nor any officer, director, key employee or shareholder of TAAL is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of TAAL or any of its properties or assets. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor known to Seller) involving the prior employment of any officer, director,


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employee or shareholders of TAAL or any information or techniques allegedly proprietary to any of their former employers.

         4.11.    Properties.

         (a) Except as otherwise specified in the attached Schedule 4.11(a), TAAL has good and marketable title to all of its properties and assets, real or personal, tangible or intangible, reflected on the TAAL Financial Statements or purported to have been acquired by TAAL since the date of the TAAL Financial Statements, except personal property sold or otherwise disposed of by TAAL in the ordinary course of its business since that date. No personal property used by or in the possession of TAAL is held on a consignment basis. All properties and assets of TAAL (real or personal, tangible or intangible) are free and clear of all defects of title, and all mortgages, liens, pledges, charges, security interests and other encumbrances of any kind whatsoever, except (i) such as have been described in Schedule 4.11(a), and (ii) such imperfections of title, easements, rights-of-way and other similar restrictions on TAAL's real property, if any, as are insubstantial in character, amount or extent, do not materially detract from the value or interfere with the present or proposed use of the affected property, and do not otherwise adversely affect the business or operations of TAAL.

         (b) Except as otherwise specified in the attached Schedule 4.11(b), to Seller's knowledge no financing statement under the Uniform Commercial Code or equivalent document under other applicable law names TAAL as debtor has been filed in any jurisdiction. TAAL has not executed any such financing statement or equivalent document, or any security agreement or equivalent undertaking authorizing any secured party or creditor to sign or to file any such financing statement or equivalent document.

         (c) None of the properties or assets the value of which is reflected on the TAAL Financial Statements is held by TAAL as lessee under any lease (excluding capitalized lease obligations) or as conditional vendee under any conditional sales contract, or other title retention agreement. TAAL enjoys peaceful and undisturbed possession under each lease under which it is operating. Each lease is valid and in full force and effect, and none of the leases is in default.


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         (d)      All machinery and equipment used in connection with the
                  operations of TAAL are in good operating condition and repair, other than machinery and equipment temporarily under repair or out of service in the ordinary course of the business of TAAL.

         4.12. Ownership of Intellectual Property Rights. TAAL owns or has a valid right to use all patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights, copyrights, inventions, know-how, formulae, compounds, processes, technology, and intellectual property rights which it utilizes to operate its business as now operated and as now proposed to be operated, a complete list of which is attached hereto as Schedule 4.12. Except as set forth in Schedule 4.12, TAAL has no obligation to compensate any person, firm, corporation or other entity for the use of any such patents or such other rights, nor has TAAL granted to any person, firm, corporation or other entity for the use of any such patents or such other rights, nor has TAAL granted to any person, firm, corporation or other entity any license or other rights to use in any manner any of such patents or such other rights of TAAL.

         4.13. Contracts and Undertakings. Schedule 4.13 attached hereto contains a list of all contracts, agreements, leases, licenses, arrangements, commitments and undertakings is valid, binding and in full force and effect. TAAL is not in material default, or, to Seller's knowledge, alleged to be in material default, under any contract, agreement, lease, license, commitment, instrument or obligation and to Seller's knowledge, no other party to any contract, agreement, lease, license, commitment, instrument or obligation to which TAAL is a party is in default thereunder nor, to the knowledge of Seller, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or obligation.

         4.14.    Transactions with Affiliates. Except as set forth in Schedule
4.14 hereto,

         (a) TAAL is not a party to or bound by any agreement, lease, transaction, instrument or contract (whether written or oral) to which any Shareholder or any member of a Shareholder's immediate family or any current or former director, officer, employee or shareholder of TAAL (each, a "RELATED PERSON") is or is to be come a party, or under which any Related Person has or is to acquire any right, interest or benefit;

         (b) No Related Person is the direct or indirect owner of an interest in any corporation, firm, association, or business organization which is a present or potential competitor, customer or supplier of TAAL or the Company, nor does any Related Person receive income from any


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                  source other than TAAL, which relates to the business of, or should properly accrue to, TAAL;

         (c)      TAAL does not have any investment of any kind in any Related
                  Person;

         (d)      There is no indebtedness of TAAL to any Related Person; and

         (e)      There is no indebtedness of any Related Person to TAAL.

         4.15. Taxes. TAAL has timely filed (within applicable extension periods) with the appropriate government all governmental tax returns, reports and declarations which are required to be filed by TAAL and has paid all taxes which have become due pursuant thereto and all other taxes, assessments and other governmental charges imposed by law upon TAAL or any of its properties, assets, income, receipts, payrolls, transactions, capital, net worth or franchise, other than those not delinquent or as disclosed in Schedule 4.15. TAAL has not received any notice of deficiency or assessment of additional taxes except as may be disclosed in Schedule 4.15, TAAL has not received any notice of deficiency or assessment of additional taxes except as may be disclosed on
Schedule 4.15. United States federal income and other non-U.S. tax returns for TAAL have never been examined by the IRS or, to Seller's knowledge, subject to an equivalent procedure by the tax authorities of any other jurisdiction. Except as may be disclosed in Schedule 4.15, TAAL has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any governmental tax. The accruals and reserves for taxes reflected on the Financial Statements are adequate to cover all taxes due and payable or accruable through June 30, 1996, (including interest and penalties, if any, thereon). Except as may be disclosed in Schedule 4.15, no issues have been raised (and are currently pending) by the IRS or any other taxing authority in connection with any matter concerning TAAL.


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         4.16.    Accuracy and Completeness of Representations.

         (a) Seller has disclosed to the Company all facts material to the properties, assets, liabilities and business of TAAL. No representation or warranty by TAAL to the Company in this Agreement, or in any statement, certificate, Schedule 4.7 or other document furnished to the Company pursuant hereto or in connection with the transactions contemplated hereby is false or inaccurate in any material respect or contains any untrue statement of a material fact or omits to state any fact necessary to make the statements contained herein or therein not misleading.

         (b) With respect to any projections furnished to the Company, TAAL represents that such projections were prepared with due care, are based on reasonable assumptions and represent Seller's best estimate of future results based on information available as of the date of such projections. Without limiting the foregoing, TAAL has disclosed to the Company any knowledge that it has that there exits, or there is pending or planned, with respect to the products of TAAL described in the Business Plan, any patent, invention, device, application or principle or, to the knowledge of TAAL, any statute, rule, law, regulation, standard or code (other than prospective changed in federal or state tax laws, of which Seller disclaims any special knowledge) that would materially adversely affect the condition, financial or otherwise, or the business of TAAL as now operated and as now proposed to be operated.

         4.17. Additional Schedules. At or prior to the Closing, Seller shall deliver to the Company the following additional Schedules, each of which is true and correct in all respects as of the Closing:

         (a) Schedule 4.17(a), Real Property, setting forth a list of all of the rights and interests of TAAL in each parcel of real property which is owned, leased or otherwise used or claimed by TAAL, identifying its location, stating the maximum aggregate amounts secured by each mortgage or other lien on each parcel of real property and the material items of any leases of real property, and identifying the holders of each such mortgage or lien and the landlords under each such lease.

         (b)      Schedule 4.17(b), Personal Property, setting forth lists of:
                  (i) tangible personal property, including all furniture, furnishings, office equipment, supplies, machinery, tools and equipment, and the location thereof,


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                  owned by TAAL and which had an original cost per item of US
                  $10,000 or more; (ii) all leases (oral or written) with respect to all equipment, automobiles, trucks or other vehicles leased by TAAL; and (iii) all conditional sales contracts, chattel mortgages and other security agreements with respect to personal property owned by TAAL.

         (c) Schedule 4.17(c), Contracts, identifying: (i) each agreement, instrument or contract (whether written or oral) entered into or made by TAAL in the ordinary course of its business which involves or may involve aggregate future payments by or to it of more than US $10,000; (ii) each agreement, instrument or contract (whether written or oral), entered into or made by TAAL in the ordinary course of its business which has a term ending later than one year after the Closing or which is renewable at the option of any party for a period ending later than one year after the Closing; (iii) each distributorship, sales agency or franchise agreement (whether written or oral) entered into or made by TAAL which may not be terminated by it (without penalty) within thirty (30) days after the Closing;
                  (iv) each agreement, instrument or contract (whether written or oral) containing any covenant prohibiting TAAL from competing with any person, firm, corporation or any other entity in any line of business in any territory, or prohibiting TAAL from doing any kind of business with the same in any territory; and (v) each agreement, instrument or contract (whether written or oral) entered into by TAAL other than in the ordinary course of its business, all or any part of which is to be performed, complied with or observed by TAAL at any time after the Closing.

         (d) Schedule 4.17(d), Key Personnel, setting forth: (i) the names and the current annual salaries of all current directors and officers and all employees of TAAL who are currently receiving from TAAL cash or other remuneration; (ii) a list of each employment or compensation agreement or arrangement (whether written or oral) of TAAL which may not be terminated by it without penalty within thirty-one (31) days after the Closing;
                  (iii) a list of TAAL's sales agent agreements; (iv) the names of all consultants, advisors, agents, professional service firms or enterprise, independent contractors or other persons (including, without limitation, all accountants and lawyers) who have at any time been engaged or used by TAAL, under any agreement, contract or arrangement (whether written or oral) which exists at the Closing; and (v) a list of each such agreement, contract or arrangement which may not be terminated by TAAL without penalty within thirty-one
                  (31) days after the Closing.

         (e) Schedule 4.17(e). Benefit Plans, identifying each bonus, incentive compensation, deferred compensation, profit-sharing, stock option, 401(k) or similar retirement, pension, group insurance, death benefit or other fringe benefit plan, trust agreement or arrangement by TAAL which is in effect or under which TAAL is obligated at the Closing or which is to be come effective or will impose any obligation on TAAL at any time after the Closing.

         (f) Schedule 4.17(f), Indebtedness, identifying the principal terms and conditions of each existing agreement, instrument, commitment or arrangement (whether written or oral) on the basis of which any indebtedness or commitment of TAAL (other than trade payables incurred in the ordinary course of business) has been incurred, assumed or issued on or prior to the Closing or may be created, incurred, assumed or issued at any time or from time to time after the Closing. No individual or entity has guaranteed any indebtedness or obligation of TAAL and TAAL has not guaranteed any indebtedness or obligations of any individual or entity.

         (g) Schedule 4.17(g), Investments, identifying the principal terms and conditions of each existing agreement, instrument, commitment or arrangement (whether written or oral) on the basis of which any investments of TAAL have been made on or prior to the execution of this Agreement or may be made at any time or from time to time after the Closing.

         (h) Schedule 4.17(h), Capital Expenditures, setting forth a complete written description of each outstanding commitment or obligation of TAAL to make capital expenditures, capital additions or capital improvements with a cost in excess of US $20,000.

         (i)      Schedule 4.17(i). Bank Information, setting forth:

                  (i) the name and address of each bank in which TAAL has an account or a safe deposit box; (ii) all information necessary to enable the Company to identify each such account and safe deposit box; and (iii) the name and address of each person having the power to borrow, discount debt obligations, cash or draw checks or otherwise act for or on behalf of TAAL in any dealings with any one or more of such banks.

         (j) Schedule 4.17(j), Insurance, identifying and briefly describing: (i) each policy of fire, liability, products liability, workers compensation, title and other form of insurance held by TAAL; and (ii) each claim pending under the policies (including employee benefit claims).

         4.18. Compliance with Laws. Except as set forth on attached Schedule 4.18:

         (a) Neither the Shareholders nor TAAL has received from any governmental agency any notice, statement, order or complaint alleging that: (i) TAAL has violated any of applicable laws;
                  (ii) any governmental agency has made any determination that, or issued any order, decree or ruling to the effect that, this Agreement, any term, condition or provision of this Agreement, or any transaction contemplated by this Agreement, is illegal, invalid or unenforceable; or (iii) any governmental agency has issued, manifested any intention to issue, or otherwise threatened to issue any order, decree or ruling enjoining, restraining or otherwise prohibiting the consummation of any transaction contemplated by this Agreement.

         (b) Neither the Shareholders nor TAAL have received from any governmental agency any notice or statement of the commencement of any proceedings to take all or any part of its properties or of any proceedings to take all or any part of the properties or assets owned or used by it by condemnation, exercise of right or eminent domain or otherwise, and no such proceedings are threatened or pending.

         (c) To Seller's knowledge, TAAL has no liability under, and there is no fact currently existing that could hereafter give rise to any liability of TAAL under, any federal, state, or local U.S. laws, statutes, ordinances, regulations, rules and orders pertaining to the environment, pollution and/or health and safety of human beings (collectively, "ENVIRONMENTAL LAWS"). To Seller's knowledge, there is no, and has been no, discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste (including without limitation all inks and oils) on-site at any of TAAL's U.S. premises. To Seller's knowledge, all hazardous waste onsite at the U.S. premises of TAAL has been and shall continue to be disposed of in compliance with all Environmental Laws, and is being managed in accordance with all Environmental Laws.


         (d) To Seller's knowledge, neither TAAL nor any director, officer, employee, agent or representative of TAAL has: (i) used any of the funds of TAAL for unlawful contributions, gifts or entertainment or for other unlawful expenses relating to political activity or otherwise; (ii) made any direct or indirect unlawful payments to any government official or employee from any of the funds of TAAL or been reimbursed from such funds for any such payment made (iii) established or maintained any unlawful or unrecorded funds of corporate Moines or other assets of TAAL; (iv) made nay false or fictitious entries on the records or books of account of TAAL; (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (vi) granted or made any favors or gifts with an aggregate value in excess of U.S. $6,000 in any tax year which would not be deductible for United States federal income tax purposes.

                                       5.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to TAAL and the Shareholders as follows:

         5.1.  Organization of the Company.

         (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business as presently conducted. The Company is not required to be qualified as a foreign corporation in any state other than California.

         (b) The copies of the Certificate of Incorporation, and all amendments thereto, of the Company, as certified by the Secretary of State of Delaware, and of the bylaws, of the Company, as certified by its Secretary, which have heretofore been delivered to TAAL and made available to the Shareholders for examination, are complete and correct copies of the Certificate of Incorporation and bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings of the Board of Directors and shareholders of the Company are contained in minute books of the Company heretofore furnished to TAAL and made available to the Shareholders for examination, and no minutes have been included in such minute books since such delivery to TAAL that have not also been furnished to TAAL.

         5.2.  Capitalization of the Company.

         (a) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.001 par value, of which 23,969,371 shares are outstanding, and 8,348,572 shares are reserved for issuance upon exercise of outstanding Warrants or options (including 2 million shares underlying options to be granted to Investors Associates Inc.), and 10,000,000 shares of preferred stock, no shares of which are outstanding. All outstanding shares of stock of the Company are duly authorized, validly issued, fully paid and nonassessable.

         (b) Except for the shares of Common Stock and Preferred Stock described in Section 5.2(a) and the Common Stock underlying the Warrants and options outstanding, there are no shares of capital stock or other securities of the Company outstanding; there are no options, warrants or rights to purchase any securities of the Company and no securities of the Company are reserved for issuance for any purpose (except for shares reserved for issuance upon exercise of the Warrants); and there are no contracts, commitments, agreements or understandings that have not been fully performed, nor any arrangements or restrictions to which Company is a party or by which its is bound relating to any shares of capital stock or other securities of the Company, whether or not outstanding. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $3.75 per share, in accordance with the terms and conditions of the Warrant Agreement, a copy of which has been delivered to TAAL and made available to the Shareholders for examination. None of the Warrants have been exercised as of the date hereof. There are currently outstanding options to purchase 95,760 shares of Common Stock at $.10 per share.

         5.3. Authority. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein, and Company has taken all corporate action, including approval by its Board of Directors, necessary to authorize this

Agreement, the execution and delivery hereof and the issuance of the Company Shares in accordance with the terms hereof.

         5.4. Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

         5.5. No Violation of Agreements. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby,
(a) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under the Certificate of Incorporation or bylaws of the Company or any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which Company is a party or by which it is bound, or (b) will cause, or give any person grounds to cause (with or without notice, the passage of time, or both), the maturity or any liability or obligation of the Company to be accelerated, or will increase any such liability or obligation.

         5.6. Financial Statements. The Company has delivered to TAAL and the Shareholders copies of the audited balance sheet of the Company as of December 31, 1995, and the unaudited balance sheet of the Company as of June 30, 1996, and the related statement of operations, shareholders' equity and changes in financial position of the Company for each of the two fiscal years ending August 31, 1994 and August 31, 1995 and for the period ending May 31, 1996 as included in the Company's Registration Statement on Form S-4 declared effective September 3, 1996 (File No. 333-10755; the "FORM S-4"), as well as certain pro forma financial information, as filed with the Form S-4 or attached hereto as Schedule
5.6 (such pro forma financial information and financial statements included in the Form S-4 or attached hereto sometimes referred to collectively as, the "COMPANY'S FINANCIAL STATEMENTS").

         5.7. Absence of Material Changes. Since June 30, 1996, there has not been any material change in the condition (financial or otherwise) of the properties, assets, liabilities, or business of the Company, except as disclosed in Schedule 5.7 hereto.

         5.8. No Undisclosed Liabilities. The Company has no material liabilities of any nature except to the extent reflected or reserved against in the Company's Financial Statements or as set forth on Schedule 5.8 hereto, whether accrued, absolute, contingent or otherwise, including without limitation tax liabilities and interest due or to become due.

         5.9. Litigation. Except as set forth in Schedule 5.9 hereto, there is no litigation, proceeding or investigation pending or, to its knowledge, threatened against the Company affecting any of its properties or assets, or, to the knowledge of the Company, after due inquiry, against any officer, director or key employee of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of the Company or any of its properties or assets, or that might call into question to validity of this Agreement, or any action taken or to be taken pursuant thereto, nor, to the knowledge of the Company, after due inquiry, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted and which would have a material adverse effect on Company. Neither Company nor, to the knowledge of the Company, after due inquiry, any officer, director or key employee of the Company, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other aggregate, in any material adverse change in the business, operations, affairs or conditions of the Company or any of its properties or assets.

         5.10.    Properties.

         (a) Except as otherwise specified in the attached Schedule 5.10(a), the Company has good and marketable title to all of its properties and assets, real or personal, tangible or intangible, reflected on the Company's Financial Statements or purported to have been acquired by the Company since the date of the Company's Financial Statements, except personal property sold or otherwise disposed of by the Company in the ordinary course of its business since that date. No personal property used by or in the possession of the Company is held on a consignment basis. All properties and assets of the Company (real or personal, tangible or intangible) are free and clear of all defects of title, and all mortgages, liens, pledges, charges, security interests and other encumbrances of any kind whatsoever, except (i) such as have been described in
                  Schedule 5.10(a), and (ii) such imperfections of title, easements, rights-of-way and other similar restrictions on the Company's real property, if any, as are insubstantial in character, amount or extent, do not materially detract from the value or interfere with the present or proposed use of the affected property, and do not otherwise adversely affect the business or operations of the Company.

         (b) Except as otherwise specified in the attached Schedule 5.10(b), to Seller's knowledge no financing statement under the Uniform Commercial Code or equivalent document under other applicable law names the Company as debtor has been filed in any jurisdiction. The Company has not executed any such financing statement or equivalent document, or any security agreement or equivalent undertaking authorizing any secured party or creditor to sign or to file any such financing statement or equivalent document.

         (c) None of the properties or assets the value of which is reflected on the Company's Financial Statements is held by the Company as lessee under any lease (excluding capitalized lease obligations) or as conditional vendee under any conditional sales contract, or other title retention agreement. the Company enjoys peaceful and undisturbed possession under each lease under which it is operating. Each lease is valid and in full force and effect, and none of the leases is in default.

(d) All machinery and equipment used in connection with the operations of the Company are in good operating condition and repair, other than machinery and equipment temporarily under repair or out of service in the ordinary course of the business of the Company.

         5.11.    Delivery of Information to Shareholders and TAAL.

         (a) The Company's Registration Statement on Form SB-2 and the Form S-4 ("REGISTRATION STATEMENTS") were declared effective by the Securities and Exchange Commission on August 11, 1995 and September 3, 1996, respectively. The Registration Statement on Form S-3 of certain selling security holders relating to their offer and sale of the Company's securities ("FORM S-3") was declared effective by the Securities and Exchange Commission on October 8, 1996. No proceedings for a stop order have been instituted, are pending, or to the Company's knowledge are threatened and, to the Company's knowledge, no grounds exist for the suspension of the Registration Statements or Form S-3.

         (b) All sales of the Company's shares of Common Stock and other securities to its shareholders prior to the date of this Agreement were made either pursuant to valid exemptions from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), or pursuant to the Registration Statements.


         (c) The Registration Statements, and each Prospectus forming a part thereof ("Prospectus"), and the Form S-3 comply in all material respects with the 1933 Act and the rules and regulations promulgated thereunder and as of the effective date thereof did not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary to make the statements made therein not misleading.

         (d) The Company has previously delivered or will deliver prior to the Closing to TAAL true and complete copies, including exhibits and, as applicable, amendments thereto, of (i) the Registration Statements, (ii) each Prospectus, (iii) the Form S-3, (iv) its Quarterly Report(s) on Form 10-Q or Form 10-QSB for each quarter since the period covered by its latest Annual Report on Form 10-K or Form 10-KSB, as applicable, and (v) all Form 8-K filings. All reports or other filings required to be filed by the Company with the Securities and Exchange Commission since the effective date of each of the Registration Statements through the date hereof (collectively, the "Reports") have been properly filed, comply with the requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to such reports. None of the Reports contains any untrue statement of a material fact, or omits any material fact required to be stated therein or necessary to make the statements made therein not misleading.

        5.12. Contracts and Undertakings. Other than this Agreement and as set forth on Schedule 5.12, there are no material contracts, agreements, leases, licenses, arrangements, commitments and undertakings to which Company is a party or by which it or its property is bound except as described in the Registration Statements. Each of such contracts, agreements, leases, licenses, arrangements, commitments and undertakings is valid, binding and in full force and effect. The Company is not in material default, or, to its knowledge, alleged to be in material default, under any contract, agreement, lease, license, commitment, instrument or obligation and to the knowledge of the Company, not other party to any contract, agreement, lease, license, commitment, instrument or obligation to which Company is a party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or obligation, except as described in such Registration Statements.

        5.13. Taxes. The Company has timely filed (within applicable extension periods) with the appropriate government all governmental tax returns, reports and declarations which are required to be filed by the Company and has paid all taxes which have become due pursuant thereto and all other taxes, assessments and other governmental charges imposed by law upon the Company or any of its properties, assets, income, receipts, payrolls, transactions, capital, net worth or franchise, other than those not delinquent or as disclosed in the Registration Statements or Schedule 5.13. The Company has not received any notice of deficiency or assessment of additional taxes except as may be disclosed in the Registration Statements or Schedule 5.13, the Company has not received any notice of deficiency or assessment of additional taxes except as may be disclosed in the Registration Statements or on Schedule 5.13. United States federal income tax returns for the Company have never been examined by the IRS.

Except as may be disclosed in Schedule 5.13, the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any governmental tax. The accruals and reserves for taxes reflected on the Financial Statements are adequate to cover all taxes due and payable or accruable through May 31, 1996 (including interest and penalties, if any, thereon). Except as may be disclosed in Schedule
5.13, no issues have been raised (and are currently pending) by the IRS or any other taxing authority in connection with any matter concerning the Company.

         5.14. Transactions with Affiliates. Other than as disclosed in the Registration Statements,

         (a) The Company is not a party to or bound by any agreement, lease, transaction, instrument or contract (whether written or oral) to which any officer or director or any member of an officer's or director's immediate family or any current or former director, officer, significant employee or affiliate of the Company (each, a "RELATED PERSON') is or is to become a party, or under which any Related Person has or is to acquire any right, interest or benefit;

         (b) No Related Person is the direct or indirect owner of an interest in any corporation, firm, association, or business organization which is a present or potential competitor, customer or supplier of the Company or the Company, nor does any Related Person receive income from any source other than the Company, which relates to the business of, or should properly accrue to, the Company;

         (c) The Company does not have any investment of any kind in any Related Person;

         (d)      There is no indebtedness of the Company to any Related Person;
                  and

         (e)      There is no indebtedness of any Related Person to the Company.


         5.15. Accuracy and Completeness of Representations. The Company has disclosed to TAAL and the Shareholders all facts material to the properties, assets, liabilities and business of the Company. No representation or warranty by the Company to TAAL and the Shareholders in this Agreement, or in any statement, certificate, Schedule 5.15 or other document furnished to Shareholders or Seller pursuant hereto or in connection with the transactions contemplated hereby is false or inaccurate in any material respect or contains any untrue statement of a material fact or omits to state any fact necessary to make the statements contained herein or therein not misleading.

                                       6.
         COVENANTS OF SELLER AND THE COMPANY
         6.1.     Covenants of Seller.
         (a) TAAL shall, as soon as possible, but not later than 60 days following the Closing, use its reasonable best efforts to cause its independent public accountants to complete an audit of the TAAL Financial Statements for the two years ending June 30, 1995 and 1996, and of Tetherless Access Ltd., a California corporation, for the two years ending December 31, 1994 and 1995 ("TAAL US FINANCIAL STATEMENTS"), accompanied by a report of such accountants, delivered to the Company, that the TAAL Financial Statements and TAAL US Financial Statements present fairly the financial condition and results of operations and changes in financial position of TAAL for the periods presented, in conformity with generally accepted accounting principles.

         (b) At all times, Shareholders and TAAL shall cooperate fully with the Company by making available to it any information required to be disclosed in accordance with U.S. federal or state securities laws.

         (c) TAAL and the Shareholders shall first submit any press release or other public disclosure to the Company for its and its legal counsel's reasonable prior approval before TAAL or any Shareholder issues any press release or makes any other public disclosure concerning TAAL, the Shareholders, the Company or this Agreement.

         6.2.     Covenants of the Company.

         (a) Immediately following execution of this Agreement and at or prior to the Closing, the Company shall

         (i) cause the Certificate of Designation to be duly filed with the Delaware Secretary of State;

         (ii) at the next possible annual or special meeting of shareholders, amend its Certificate of Incorporation as necessary to increase the authorized number of shares of Common Stock of the Company to permit the conversion of the Preferred Stock; and

         (iii) at the next possible annual or special meeting of shareholders, amend its Certificate of Incorporation as necessary to effect a 2:1 reverse split of its Common Stock.

         (b) As soon as practicable following execution of this Agreement, at such time as the Board of Directors shall determine, the Company shall cause to be filed at its expense a registration statement under the 1933 Act covering the issuance to and/or resale by the Shareholders of the Common Stock, including the Common Stock underlying the Preferred Stock, issued or to be issued pursuant to Section 1.2 above.

         (c) If prior to the Closing the Company shall have issued or distributed warrants, options or other securities for its shareholders, the Company shall issue to the TAAL Shareholders pro rata the number of warrant options or other securities to which they would have been entitled had all of the Preferred Stock been issued and converted into Common Stock at the time of execution of this Agreement.

         (d) The Company warrants and covenants that the aggregate amount paid or payable in resolution or settlement of any contingent liabilities reflected on Schedule 5.8 will not exceed Two Hundred Fifty Thousand Dollars ($250,000), exclusive of the value of any Common Stock or other securities issued or to be issued in connection with any pending or proposed settlement which has been previously approved by the Company's Board of Directors of claims asserted by John Errecart, Daniel Doud, and Kurt Zimmerman. If the Company's outstanding contingent liabilities as provided in Section 5.8 from and after execution of this Agreement until three (3) years following the Closing exceed Two Hundred Fifty Thousand Dollars ($250,000), the Company shall issue and deliver to the Shareholders that number of additional shares of Common Stock determined by: (a) the amount of the contingent liabilities in excess of $250,000, divided by (b) Two Dollars and Forty Cents ($2.40).

                  All such shares issued or to be issued pursuant to this
                  Section 6.2 shall be governed by the provisions of this Agreement including but not limited to the execution and delivery of an Investment Letter in the form attached hereto and the provisions of Section 6.2(b).

         (e) The Company shall first submit any press release or other public disclosure to TAAL for its and its legal counsel's reasonable prior approval before the Company issues any press release or makes any other public disclosure concerning TAAL, the Shareholders, the Company or this Agreement.

         6.3. Conduct of Business. From and after execution of this Agreement by all parties until the Closing, the Company and TAAL shall not, and the Shareholders shall not cause TAAL to, undertake, make or enter into any agreement for any of the following:

         (a) Sale, assignment, transfer or other disposition of any tangible properties or assets of TAAL or the Company other than in the ordinary course of business.

         (b) Sale, assignment, transfer or other disposition of any of the intellectual property rights of TAAL or the Company.

         (c) Increase in the remuneration paid or to become due and payable by TAAL or the Company to:

         (i) any of their officers, directors, management employees, agents or representatives; or

         (ii) any consultant, advisor, agent, professional services firm or enterprise, independent contractor or other person engaged, retained or used by TAAL or the Company to furnish (other than as employees) any consulting, advisory or professional service or assistance of any kind whatever, except (in each case) increases representing ordinary merit and cost-of-living increases made by TAAL or the Company strictly in accordance with its past practices.

         (d) Except as described on the attached Schedule 6.3, any payment, grant or accrual of a bonus, percentage compensation, service award or other like benefit; or, any new or different incentive compensation, profit-sharing, pension or other "fringe benefit" place or arrangement made or agreed to by TAAL or the Company.

         (e) Failure by TAAL or the Company to replenish its inventories and supplies in a manner consistent with its prior practice (and prudent business practices prevailing in the industry) or any purchase commitment by TAAL or the Company in excess of the normal, ordinary and usual requirements of its business or at any price on excess of the then current market price, or upon terms and conditions more onerous than those usual and customary in the industry, or any change in TAAL's or the Company's selling or pricing practices inconsistent with its prior practice and prudent business practices prevailing in the industry, other than in the ordinary course of business.

         (f) Termination or receipt of notice of a termination with respect to any relationship with TAAL's or the Company's suppliers, distributors or customers.

         (g) Capital expenditure or capital addition with value of US$25,000 or more, other than in the ordinary course of business.

         (h) Institution, settlement or agreement to settle any litigation, action or proceeding before the court or governmental body relating to TAAL or the Company or their properties.

         (i) Waiver or release of any right or claim by TAAL or the Company, other than in connection of pending litigation or threatened claims.

         (j) Issue additional shares of Common Stock, Preferred Stock, options, warrants or other securities without the Shareholders' consent.



                                       7.
         SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES
         7.1.            Survival of Covenants, Representations and Warranties.
All representations, warranties and covenants of the Company, TAAL and the Shareholders contained herein shall survive the consummation of the transactions contemplated herein and remain in full force and effect for a period of three years after the Closing.
         7.2.

                                       8.

         MISCELLANEOUS
         8.1. Finder's Fees. The Shareholders and TAAL represent and warrant that they have not retained or used the services of any person, firm or corporation in such manner as to require the payment of any compensation as a finder or a broker in connection with the transactions contemplated herein. Company represents and warrants that it has not retained or used the services of any person, firm or corporation in such manner as to require the payment of any compensation as a finder or a broker in connection with the transactions contemplated herein.

         8.2. Expenses. All fees and expenses incurred by the Shareholders and TAAL in connection with this Agreement will be borne by them and all fees and expenses incurred by the Company in connection with this Agreement will be borne by the Company.

         8.3. Further Assurances. From time to time, at the Company's request and without further consideration, each Shareholder will execute and deliver to the Company such documents and take such action as the Company may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Company good, valid and marketable title to the TAAL Shares.

         8.4. Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

         8.5. Entire Agreement; Amendments. This Agreement, including the annexes, exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

         8.6. Headings, Etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         8.7. Notices. All notices, requests, demands and other communications hereunder ("Notices") shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

        If to the Shareholders:
                                          At the addresses set forth opposite
                                          their names on Annex 1 hereto.

        If to the Company:
                                          American Phoenix Group, Inc.
                                          5 Park Plaza
                                          Suite 1260
                                          Irvine, California 92714
                                          Attn: Mr. Patrick N. Di Carlo
                                          TEL: 714.224.2525
                                          FAX: 714.224.2535

                 with a copy to:
                                          Heller Horowitz & Feit
                                          292 Madison Avenue
                                          New York, New York  10017
                                          TEL: 212.685.7600
                                          FAX: 212.696.9459

        If to TAAL:
                                          Tetherless Access Asia Ltd.
                                          Level 7
                                          575 Bourke Street
                                          Melbourne 3000
                                          Victoria, Australia
                                          TEL: 613.9621.1155
                                          FAX: 613.9621.1487

                 with a copy to:
                                          Whitman Breed Abbott & Morgan
                                          633 West Sixth Street
                                          21st Floor
                                          Los Angeles, California 90071
                                          Attn: Douglas K. Simpson, Esq.

                                          TEL: 213.896.2400
                                          FAX: 213.896.2450

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that Notices of change of address shall only be effective upon receipt. All Notices shall be deemed received on the date of delivery or, if mailed, on the date appearing on the return receipt therefor.

         8.8. Law Governing. This Agreement shall be governed by California law in all respects.

         8.9. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Shareholders and by the duly authorized officers of the Company and TAAL as of the date first above written.

THE COMPANY                                      AMERICAN PHOENIX GROUP, INC.

                                                 By ___________________________
                                                 Name _________________________
                                                 Title    _____________________

                                                 TAALTETHERLESS ACCESS ASIA LTD.

                                                 By ___________________________
                                                 Name _________________________
                                                 Title   ______________________

                                                        SHAREHOLDERS

                                           GREENCHIP EMERGING GROWTH LTD. A.C.N.

                                           /s/ Carl Wilson
                                           ---------------------------------
                                           Executive Director

                                           GREENCHIP INVESTMENTS LTD. A.C.N.

                                           /s/ Carl Wilson
                                           ---------------------------------
                                           Executive Director

                                           GREENCHIP OPPORTUNITIES LTD. A.C.N.

                                           /s/ Carl Wilson
                                           ---------------------------------
                                           Executive Director

                                           JGL INVESTMENTS PTY. LTD.

                                           /s/ Tim Todhunter
                                           ---------------------------------
                                           Director

                                           THE JGL GROUP

                                           /s/ Tim Todhunter
                                           ---------------------------------
                                           Director

                                           CONSORTIUM DEVELOPMENT FUND PTY. LTD.

                                           /s/ Bruce Roy Pilley
                                           ---------------------------------
                                           Director

                                           CONSORTIUM INVESTMENT GROUP PTY. LTD.

                                           /s/ Bruce Roy Pilley
                                           ---------------------------------
                                           Director

                                           BKP PARTNERS

                                           /s/  Bob Pryt
                                           ---------------------------------
                                           General Partner

                                           CRAIG & CO. CUSTODIAL SERVICES LTD.

                                           /s/ Stan Martin
                                           ---------------------------------

                                           CLIME INVESTMENT HOLDINGS LTD.

                                           /s/ Steve Alborn
                                           ---------------------------------
                                           Authorized Signatory

                                           CHARLES BROWN



                                           ---------------------------------
                                           YAMUNI INVESTMENTS PTY. LTD.

                                           /s/ Peter Kopke
                                           ---------------------------------
                                           Director